UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2019

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☑

Item 1.01 – Entry into a Material Definitive Agreement.

On November 29, 2019, Sesen Bio, Inc. (the "Company") entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC, as sales agent (“Jefferies” or the “Agent”), under which the Company may issue and sell shares of its common stock, par value $0.001 per share (the "Common Stock"), from time to time for an aggregate sales price of up to $35,000,000 through Jefferies (the "ATM Offering").

Sales of the Common Stock, if any, under the Sale Agreement will be made by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including but not limited to sales made directly on or through the Nasdaq Global Market or any other existing trading market for the Common Stock. The Company has no obligation to sell any of the Common Stock and may at any time suspend offers under the Sale Agreement or terminate the Sale Agreement.

Subject to the terms and conditions of the Sale Agreement, Jefferies will use its commercially reasonable efforts to sell the Common Stock from time to time, as the sales agent, based upon the Company’s instructions.

The Company has provided Jefferies with customary indemnification rights and Jefferies will be entitled to a commission at a fixed commission rate in an amount equal to 3.0% of the gross proceeds for each sale of the Common Stock.

This description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
The Common Stock to be sold under the Sale Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-223750), previously filed with the Securities and Exchange Commission (“SEC”) on March 19, 2018, 2016 and subsequently amended on May 16, 2018, and declared effective by the SEC on June 8, 2018. On November 29, 2019, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Common Stock pursuant to the Sale Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
The legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Common Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 – Financial Statements and Exhibits.
sm
(d) Exhibits.

Exhibit No.	Description
5.1	Legal Opinion of Hogan Lovells US LLP
10.1	Open Market Sale AgreementSM, dated November 29, 2019, by and between Sesen Bio, Inc. and Jefferies LLC
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 29, 2019

Sesen Bio, Inc.

By:	/s/ Thomas Cannell, D.V.M.
Thomas Cannell, D.V.M.
President and Chief Executive Officer